Exhibit 99.1

OFS CAPITAL CORPORATION

FOR IMMEDIATE RELEASE

Mary Jensen, Vice President – Investor Relations

323.860.7485 or mjensen@ofsmanagement.com

OFS CAPITAL CORPORATION ANNOUNCES

QUARTERLY CASH DIVIDEND OF $0.34 PER SHARE

ROLLING MEADOWS, Illinois—June 25, 2013— OFS Capital Corporation (NASDAQ:OFS), a business development company (BDC), announced today that its Board of Directors has approved a quarterly cash dividend of $0.34 per share, which will be paid on July 31, 2013 to shareholders of record as of July 17, 2013.

ABOUT OFS CAPITAL

OFS Capital Corporation (NASDAQ: OFS) is an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company (BDC). OFS Capital’s investment objective is to provide shareholders with both current income and capital appreciation primarily through debt investments and, to a lesser extent, equity investments. OFS Capital invests primarily in middle-market companies in the United States, generally focusing its investment activities on private companies that are owned by private equity sponsors or owner/operators and have annual EBITDA between $5 million and $50 million. OFS Capital offers flexible solutions through a variety of asset classes including senior secured, unitranche, second-lien and mezzanine loans, and to a lesser extent, equity securities. OFS Capital’s investment activities are managed by OFS Capital Management, LLC, an investment adviser registered under the Investment Advisers Act of 1940 and headquartered in Rolling Meadows, Illinois, with additional offices in New York and Los Angeles.

FORWARD-LOOKING STATEMENTS

Statements made in this press release may contain forward-looking statements that involve substantial risks and uncertainties, some of which are beyond the control of OFS Capital’s management, and are difficult to predict. Such forward-looking statements are not historical facts but, rather, reflect assumptions, estimates, and projections by OFS Capital concerning anticipated results and provide no guarantee of future performance. All forward-looking statements speak only as of the date of this press release, and OFS Capital undertakes no duty to update any forward-looking statements herein made.

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